                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Mariner Energy LLC
Houston, Texas


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-87287 of Mariner Energy LLC on Form S-1 of our report dated April 14, 1999 (September 1, 1999, with respect to the first and last paragraph of Note 1 and the third paragraph of Note 4), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.



     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Mariner Energy LLC,
Schedule I Condensed Financial Information of Registrant (Parent Company only). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP
Houston, Texas


November 4, 1999